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October 24, 2001


Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099

Ladies and Gentlemen:

                  We have acted as special Maryland counsel to Credit Suisse Institutional Fund, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland, in connection with the Corporation's establishment of three new portfolios, the Select Equity Portfolio, the Capital Appreciation Portfolio and the Small Cap Value Portfolio (each a "Portfolio," and collectively, the "Portfolios"), as described in the Corporation's Registration Statement, as amended, on Form N-1A, Securities Act File No. 333-47880, and Investment Company Act File No. 811-6670 (the "Registration Statement"). All capitalized terms not otherwise herein defined shall have the meaning set forth in the Registration Statement.

                  We have examined copies of the Corporation's Charter and By-laws, as amended to the date hereof. In addition, we have examined the prospectus included in its Registration Statement, substantially in the form it is to become effective (the Prospectus"). We have further examined and relied upon a certificate of the State Department of Assessments and Taxation of Maryland to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

                  We have also examined and relied upon such other corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

                  Based on such examination, we are of the opinion that the shares of common stock of the Corporation designated for each Portfolio, par value $.001 per share (the "Shares") when and if duly sold, issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

                  Our opinion is based upon the following assumptions:

                  (i) At the time of sale, the Shares are sold at a sale price in each case in excess of the par value of the Shares;

                  (ii) That the issuance of the Shares does not cause the number of outstanding Shares to exceed the number of authorized Shares provided for in the Charter, as amended to the date of issuance; and
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                  (iii) Resolutions of the Board of Directors authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

                  This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

                  You may rely on our foregoing opinion in rendering your opinion to the Corporation that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Legal Matters" in the Prospectus. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder. This opinion may not be relied upon by any other person or used for any other purpose or without our prior written consent.


                                         Very truly yours,

                                         Venable, Baetjer and Howard LLP


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